EXHIBIT 99.1

SoundBite Communications Reports Fourth Quarter and Year End 2011 Financial Results

Fourth Quarter Revenues of $12.0 Million; Attained Record Revenues and Non-GAAP Operating Income and Achieved Strong Mobile Performance

BEDFORD, Mass., Feb. 22, 2012 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the fourth quarter and full year 2011. Fourth quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $12.0 million, an increase of 18% compared to the same quarter in 2010. On a full year basis, 2011 revenues were $41.7 million, a 5% increase over 2010. Net income was $391,000 for the fourth quarter of 2011, or net income per share of $0.02, versus net income of $71,000 in the fourth quarter of 2010 or net income per share of $0.00.

On a non-GAAP basis, after excluding non-cash stock compensation expense, amortization of intangibles and present value adjustment related to the SmartReply contingent consideration, net income was $1.0 million or $0.06 per share in the fourth quarter compared to a net income of $420,000 or $0.03 per share in the same quarter in 2010.

"The fourth quarter was a record quarter for SoundBite and, following a solid third quarter, demonstrated that we have momentum in the business. It was also a record quarter for our mobile business, delivering a 66% improvement in revenues over the fourth quarter of 2010. We are seeing great traction in our Mobile Marketing and Hosted Contact Center businesses, as well as continued growth in international and our channel business," stated Jim Milton, president and CEO of SoundBite Communications.

Milton continued, "2011 was a transformative year for our Company.  We are executing on our plans, delivering improving financial results and believe we have a solid foundation in place to attain our goals and grow the business in 2012. I am optimistic about our future and look forward to the coming year."

Recent Highlights

  Announced the deployment of a new mobile campaign with Westlake Ace Hardware to deliver innovative, location-based inclement weather notifications combined with marketing promotions to their consumers' mobile devices.
  Earned Level 1 PCI re-certification on a global basis thereby demonstrating SoundBite's commitment to client data and Information Security.
  Introduced SoundBite Preview+ to provide contact centers with flexible dialing strategies to address cell phone regulations. Preview+ enables contact centers to seamlessly transition between dialing strategies for more effective and compliant customer outreach.

Quarterly Results

GAAP Results

Gross margin for the fourth quarter of 2011 was 61.2% versus 60.1% in the fourth quarter of 2010.  Operating expenses were $6.9 million in the fourth quarter of 2011 and as a percentage of revenues were 57.8% versus 59.6% in the year-earlier period.

Net income was $391,000 for the fourth quarter of 2011 versus net income of $71,000 in the fourth quarter of 2010. Net income per share for the fourth quarter of 2011 was $0.02, versus $0.00 in the same quarter of 2010.

Net income in the fourth quarter of 2011 included stock-based compensation expense of $292,000, amortization of intangible assets of $296,000 primarily associated with SmartReply and a present value adjustment of $51,000 related to SmartReply's contingent consideration liability. Net income in the fourth quarter of 2010 included stock-based compensation expense of $337,000 and amortization of intangibles of $12,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

Fourth quarter 2011 non-GAAP net income was $1.0 million or $0.06 per share, compared to a non-GAAP net income of $420,000 or $0.03 per share for the same period in 2010. Non-GAAP net income or loss computations exclude stock compensation expense, amortization expense and a present value adjustment related to SmartReply. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Free cash flow, calculated as cash flow from operating activities, less payments of contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment, for the fourth quarter resulted in free cash flow of approximately $1.1 million.

First Quarter Guidance

Based on information available as of February 22, 2012, SoundBite is issuing guidance for the first quarter 2012 as follows:

SoundBite currently projects revenues in the range of $10.2 million to $11.0 million and gross margin in the range of 58% to 60% for the first quarter of 2012. Operating expenses are expected to be approximately $7.5 million. Included in the operating expense projection for the first quarter are legal costs of approximately $200,000 associated with the GameStop litigation regarding confirmatory text opt-outs. The projection for GAAP operating loss is in the range of $900,000 to $1.6 million, and on a per share basis is a net loss of $0.05 to $0.09 for the first quarter of 2012.

The non-GAAP operating projections are for an operating loss of $200,000 to $900,000, or a non-GAAP net loss per share of $0.01 to $0.05. Non-GAAP per share estimates exclude the effects of estimated stock-based compensation expense of approximately $300,000, amortization of intangibles of approximately $300,000 associated with the Company's acquisition of SmartReply and a present value adjustment of contingent consideration related to the SmartReply earn out of $50,000 and assumes a basic weighted share count of approximately 16.5 million shares for the first quarter of 2012. SoundBite expects capital expenditures to be approximately $300,000 and depreciation expense to be approximately $300,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available in the U.S. at +1 888 350 0137 and outside the U.S. at +1 970 315 0478. A replay of the call will be available approximately two hours after the call and can be accessed by dialing +1 855 859 2056 in the U.S. and +1 404 537 3406 for callers outside the U.S. and entering pass code 47993394.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude stock compensation expense, amortization, adjustments to contingent consideration,severance expense and tax benefits from release of valuation allowance for deferred tax assets. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to include proceeds from the sale of equipment and exclude contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment.  SoundBite believes the presentation of these non-GAAP financial measure enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications, a leading cloud communications provider, enables organizations to build lifelong, profitable customer relationships via proactive communications across the full consumer lifecycle. We serve two global markets, the Hosted Contact Center and Mobile Marketing. Our solutions leverage the power of two robust platforms: SoundBite Engage, an interactive multi-channel communications platform providing integrated SMS, dialer, voice messaging, email and web communications; and SoundBite Insight, a preference management platform enabling intelligent, personalized communications. SoundBite powers nearly 2 billion customer interactions annually. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "First Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$ 11,982	$ 10,147	$ 41,653	$ 39,494
Cost of revenues (1)	4,654	4,047	17,018	15,955
Gross profit	7,328	6,100	24,635	23,539
Operating expenses:
Research and development (1)	1,573	1,350	6,114	5,886
Sales and marketing (1)	3,802	3,134	14,084	14,171
General and administrative (1)	1,556	1,566	6,835	6,799
Total operating expenses	6,931	6,050	27,033	26,856
Operating income (loss)	397	50	(2,398)	(3,317)
Interest and other income (expense)	8	(9)	0	2
Income (loss) before income tax benefit	405	41	(2,398)	(3,315)
Income tax (provision) benefit	(14)	30	891	30
Net income (loss)	$ 391	$ 71	$ (1,507)	$ (3,285)

Net income (loss) per common share:
Basic & Diluted	$ 0.02	$ 0.00	$ (0.09)	$ (0.20)
Weighted average common shares outstanding:
Basic	16,466,414	16,372,732	16,435,737	16,344,213
Diluted	16,487,299	16,469,625	16,435,737	16,344,213

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cost of revenues	$ 11	$ 10	$ 42	$ 41
Research and development	60	61	218	241
Sales and marketing	114	121	459	476
General and administrative	107	145	456	595
	$ 292	$ 337	$ 1,175	$ 1,353

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 17,706	$ 34,157
Short-term investments	10,976	0
Accounts receivable, net of allowance for doubtful accounts of $166 and $197 at
December 31, 2011 and 2010, respectively	8,163	6,577
Prepaid expenses and other current assets	1,419	1,183
Total current assets	38,264	41,917
Property and equipment, net	2,081	2,550
Intangible assets, net	2,036	517
Goodwill	4,286	762
Other assets	118	229
Total assets	$ 46,785	$ 45,975

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 767	$ 1,067
Accrued expenses	3,445	3,297
Other current liabilities	561	0
Total current liabilities	4,773	4,364
Non-current liabilities:
Long-term contingent consideration payable	966	0
Other liabilities	277	421
Total liabilities	6,016	4,785

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,666,206 and 16,576,701 shares issued at December 31, 2011 and 2010, respectively; 16,410,427 and 16,381,316 shares outstanding at December 31, 2011 and 2010, respectively	17	17
Additional paid-in capital	70,681	69,454
Treasury stock, at cost —255,779 and 195,385 shares December 31, 2011 and 2010, respectively	(273)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(29,584)	(28,077)
Total stockholders' equity	40,769	41,190
Total liabilities and stockholders' equity	$ 46,785	$ 45,975

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$ (1,507)	$ (3,285)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,338	1,836
Adjustment to contingent consideration	98	0
Amortization of intangible assets	839	62
Amortization of premiums paid on short-term investments	5	0
Stock-based compensation	1,175	1,353
Provision for doubtful accounts	52	60
Deferred tax asset	(905)	0
Gain on sale of equipment	(3)	(2)
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(957)	241
Prepaid expenses and other current assets	(161)	161
Other assets	111	(100)
Accounts payable	(586)	64
Accrued expenses and other liabilities	(200)	(77)
Net cash used in operating activities	(701)	313
Cash flows from investing activities:
Cash paid related to acquisition of Mobile Collect	(691)	(503)
Cash paid related to acquisition of SmartReply	(3,150)	0
Investment in capitalized software	0	(500)
Proceeds from sale of equipment	3	2
Purchases of investments	(10,981)	0
Purchases of property and equipment	(842)	(1,567)
Net cash used in investing activities	(15,661)	(2,568)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	52	90
Treasury stock purchases	(141)	0
Net cash provided by financing activities	(89)	90
Net decrease in cash and cash equivalents	(16,451)	(2,165)
Cash and cash equivalents, beginning of period	34,157	36,322
Cash and cash equivalents, end of period	$ 17,706	$ 34,157

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 46	$ 7

Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 150	$ 173
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 271	$ 163
Contingent consideration and consideration payable, included in accrued expenses and other liabilities	$ 1,256	$ --

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
( in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP cash flows generated from (used in) operating activities	$ 1,491	$ (398)	$ (701)	$ 313
Proceeds from sale of equipment	--	2	3	2
Contingent purchase price payments to Mobile Collect	(215)	(159)	(691)	(503)
Investments in capitalized software	--	(11)	--	(500)
Purchases of property and equipment	(147)	(457)	(842)	(1,567)
Non-GAAP free cash flows	$ 1,129	$ (1,023)	$ (2,231)	$ (2,255)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss) and EPS
( in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP net income (loss)	$ 391	$ 71	$ (1,507)	$ (3,285)
Stock compensation expense	292	337	1,175	1,353
Amortization expense	296	12	700	62
Adjustment to contingent consideration	51	--	98	--
Severance expense	--	--	94	--
Tax benefit	--	--	(905)	--
Non-GAAP net income (loss)	$ 1,030	$ 420	$ (345)	$ (1,870)

Non-GAAP net income (loss) per common share:
Basic & Diluted	$ 0.06	$ 0.03	$ (0.02)	$ (0.11)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic	16,466,414	16,372,732	16,435,737	16,344,213
Diluted	16,487,299	16,469,625	16,435,737	16,344,213
CONTACT: IR & Media Contact:
         Lynn Ricci
         SoundBite Communications
         781-897-2696
         lricci@SoundBite.com